Exhibit 21.1

Subsidiaries of Cable One, Inc.

Name of Subsidiary	State of Incorporation / Organization
Bluffton Telephone Company, Inc.	South Carolina
Cable One VoIP LLC	Delaware
CoBridge Broadband, LLC	Delaware
CoBridge Communications LLC	Delaware
ComSouth LLC	Georgia
ComSouth Telecommunications, Inc.	Georgia
ComSouth Teledata, Inc.	Georgia
ComSouth Telenet LLC	Georgia
ComSouth Teleservices, Inc.	Georgia
ComSouth Telesys, Inc.	Georgia
Fidelity Cablevision, LLC	Missouri
Fidelity Telephone LLC	Missouri
Hargray Acquisition Holdings, LLC	Delaware
Hargray CATV Company, Inc.	South Carolina
Hargray Colocation Services, LLC	Georgia
Hargray Communications Group, Inc.	South Carolina
Hargray Data Center Services, LLC	Georgia
Hargray, Inc.	South Carolina
Hargray Intermediate Holdings, LLC	Delaware
Hargray Investment I Corp.	Delaware
Hargray of Alabama, Inc.	Georgia
Hargray of Tallahassee LLC	Delaware
Hargray Telephone Company, Inc.	South Carolina
HCP Acquisition, LLC	Delaware
Lighthouse Sub LLC	Delaware
Low Country Carriers, Inc.	South Carolina
Low Country Telephone Company, Inc.	South Carolina
Valu-Net LLC	Delaware